UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007 (March 13, 2007)
ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Artesian Resources Corporation (the “Company”) entered into another indemnification agreement with KPMG LLP (“KPMG”), the Company’s former independent registered public accounting firm, dated as of March 12, 2007 (the “Indemnification Agreement”), pursuant to which the Company agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in its successful defense of any legal action or proceeding that may arise as a result of its consent to include or incorporate by reference its audit report on the Company’s consolidated financial statements as of December 31, 2004 in the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-136184) filed with the Securities and Exchange Commission on July 31, 2006 as amended August 15, 2006. The Indemnification Agreement also provides that KPMG shall not be indemnified, and shall refund to the Company, any amounts paid to KPMG pursuant to the Indemnification Agreement in the event there is court adjudication that KPMG is guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement. In addition, the Indemnification Agreement provides that, in the event that KPMG is requested pursuant to subpoena or other legal process to produce its documents relating to the Company in judicial or administrative proceedings to which KPMG is not a party, the Company is required to reimburse KPMG at standard billing rates for its professional time and expenses, including reasonable attorney’s fees, incurred in responding to such requests.
The foregoing is a summary description of certain terms of the Indemnification Agreement and is incomplete. It is qualified in its entirety by the Indemnification Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is furnished with this report:

Exhibit
Number	Exhibit Title
99.1	Indemnification Agreement, dated as of March 12, 2007, between Artesian Resources Corporation and KPMG LLP

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: March 16, 2007	By:	/s/ David B. Spacht
David B. Spacht
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit
Number	Exhibit Title
99.1	Indemnification Agreement, dated as of March 12, 2007, between Artesian Resources Corporation and KPMG LLP